EXHIBIT 99.1

IMPERIAL INDUSTRIES, Inc.

Moderator: Danny Ponce

November 15, 2007

8:00 am CT

Coordinator:

Welcome and thank you for standing by. At this time all lines have been placed on the listen-only mode until the question & answer session.

Today’s conference is being recorded. If anyone has any objections, you may disconnect at this time.

I would now like to turn the call over to Mr. Danny Ponce. Sir, you may begin.

Danny Ponce:

Thank you. Good morning. I would like to welcome everyone to the Imperial Industries, Inc. Investor conference call.

The purpose of the conference call is to discuss recent corporate developments relative to yesterday’s third quarter 2007 Earning’s Release.

The third quarter results were released yesterday afternoon, Wednesday, November 14, 2007 after the market closed.

If, for some reason, you have not received a copy of the news release, you may obtain a copy from the Company’s Web Site, www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 for a more in depth discussion of matters related to the Company’s financial performance for the nine months ended September 30, 2007.

On the call today, we have myself, the Company’s Chairman of the Board, S. Daniel Ponce, as well as the Company’s Executive Vice President, Chief Operating Officer, Howard Ehler and Steven Healy, the Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then we’ll turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain questions.

Before we get started we would like to remind you that this conference call may contain forward looking statements regarding future events or the future financial performance of the Company, including without limitation, growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward looking statements are based upon the information available to the Company’s management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results may vary. Please refer to the cautionary statements regarding such matters included in the Company’s most recent Form 10-Q and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler.

In this challenging operating environment we are focusing efforts on opportunities to increase our Company’s market share.

In this light, we are developing a company-wide program to expand our product offerings, to add doors, windows, lumber and other items not previously sold by the Company at a number of our distribution facilities to offset reduction in sales of our traditional product lines.

We are also looking to open additional facilities in markets that remain strong such as the previously mentioned distribution facility in New Orleans, Louisiana which is expected to open in the fourth quarter.

At the same time, we have taken action to curtail certain costs in our operations including the temporary closure of an under performing start-up distribution facility in Ocala, Florida.

We continue to carefully manage our working capital and control costs to generate better operating efficiencies during these periods of slower construction activity so that we will be in a strong position to enhance our performance when the construction market recovers.

Now I’d like to turn the discussion over to Howard Ehler so he can discuss the actual financial performance of the Company for the third quarter, 2007. Howard.

Howard Ehler:

Thank you Danny. I would like to briefly provide the financial highlights for the nine and three months ended September 30, 2007. Net sales for the third quarter ended September 30, 2007 were $13,834,000 compared to $17,499,000 in the same period in 2006. For the third quarter ended September 30, 2007, the Company had a net loss of $72,000, or $.03 per diluted share, compared to net income of $494,000, or $.19 per diluted share in the same period in 2006.

Net sales for the nine months ended September 30, 2007 were $43,941,000, compared to $57,968,000 for the same period in 2006. Net income for the nine months ended September 30, 2007 was $157,000, or $.06 per diluted share, compared to $2,691,000, or $1.06 per diluted share for the same period of 2006.

The continued decline of new residential construction activity in a significant number of our markets has resulted in lower demand for our products and has had an adverse effect on third quarter and nine month 2007 results.

The reduction in demand for our product is expected to continue through at least the first quarter of 2007. However, demand for our products in the Southeast Gulf Coast region of the United States was strong in the third quarter 2007 due to continued rebuilding efforts after Hurricane Katrina.

Danny Ponce:

I would like to express – this is Mr. Ponce again – I would like to express our appreciation for the continued support of our shareholders, customers, vendors and employees.

At this time, we’ll open up the call to any of your questions. Please limit yourself to one question each so that we may allow question time for everyone.

In order to ask a question, callers need to hit star 1 on your phone and you’ll be queued up and advised when to speak. Time permitting, we will follow – we will allow for follow up questions.

Thank you for participating this morning.

Coordinator:

One moment please. Your first question comes from (Joel Quip). You’re line is open. Please state your question.

(Joel Quip):

Yes, are there any thoughts of a buyback at these highly deflated stock prices?

Danny Ponce:

There are definitely thoughts of it – this is Mr. Ponce. (Joel), we’re having a board meeting later this month in November and that’s one of the topic’s we’re going to discuss.

The balancing act as the stewards of your Company is we’re continuing to reinvigorate some of the facilities as we’ve indicated in the press release and in the 10-Q. We are switching some product offerings around, and we’ll bring additional product offerings to some locations.

In order to service the windows and doors and other products we want to bring into the Company, it’s going to require some capital expenditure dollars for equipment and for some locations, different facility modifications, even renting additional facility space because some of these products take up more space than what we currently use.

So the balancing act is the cap-ex decision making process versus if, in fact, it’s advisable to buy back some of the stock at these prices.

(Joel Quip):

Okay thank you. That’s what I thought you were going to say. Thanks a lot.

Danny Ponce:

You’re welcome (Joel). Thank you for your interest in the Company.

Coordinator:

Once again as a reminder, if you’d like to ask a question, please press star 1.

At this time I show no further questions.

Danny Ponce:

Howard?

Howard Ehler:

Yes Danny.

Danny Ponce:

When you were reading your statement there, you made the statement, the reduction in demand for our products is expected to continue through the first quarter of 2007. I think you meant to say the fourth quarter of 2007. Is that correct?

Howard Ehler:

It is through the fourth quarter of 2007. That’s exactly correct.

Danny Ponce:

Okay.

Coordinator:

We do have another question sir. (Alex Lansing), your line is open sir.

(Alex Lansing):

Thank you for taking my call. About a year and a quarter ago, after the second quarter of 2006, you correctly predicted a decline in the business.

Do you see any silver lining now beyond the fourth quarter that you stated business will remain weak?

Danny Ponce:

Howard, I’ll let you try to answer that.

Howard Ehler:

I think the best answer to that question is the fact that our business is very much tied and directly connected to new residential construction activity.

In reading reports, I think, of just about every public company that’s in the home building business, they all point to the fact that they’re looking at a very slow market into 2008.

But as far as how long the duration of the downturn, and when the turn would come, that would be impossible to predict.

But I think you can draw the conclusion from everybody else, as they’re reporting their results, that we look for weak demand into 2008.

(Alex Lansing):

Thank you.

Danny Ponce:

You’re welcome.

Coordinator:

There are no further questions.

Danny Ponce:

Okay, having no further questions, we appreciate those of you who have participated in the call and who’ve called in and listened. And again, we appreciate your support and interest in the Company.

We will continue as the stewards of the Company to manage it to the best of our abilities. We look forward to a bright rosy future.

You’re Company has a large amount of liquidity and ability to withstand the market conditions that we’re in right now.

We believe this will provide us with an opportunity to reinvigorate some of the facilities, as I said earlier, look at our product offering, and prepare for the eventual upturn in the market, whenever that might be.

Thank you and everybody have a good day.

Coordinator:

This concludes today’s conference. You may disconnect at this time. Thank you.

END